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                              CONSULTANT AGREEMENT


                THIS AGREEMENT made this 26th day of March, 1997.


B E T W E E N :


                        EYE WONDER STUDIOS INC.,
                        a Corporation with offices at
                        5781 Ellen Avenue, Niagara Falls,
                        Ontario;

                        Hereinafter referred to as "CONSULTANT"

                        - a n d -

                        CYBERPORT NIAGARA INC.,
                        a company located at Niagara Falls,
                        Ontario;

                        Hereinafter referred to as "COMPANY"


         WHEREAS, COMPANY is entering the organizational and/or start-up phase of operations of its business.

         AND WHEREAS, CONSULTANT has knowledge, experience and ability with regard to the organization, start-up, marketing and operation of businesses involving intellectual properties and the display of or interaction with such properties for consumers or customers and the merchandising of products derived therefrom to consumers or customers,

         AND WHEREAS, COMPANY wishes to retain the experienced services of CONSULTANT, and CONSULTANT is willing to advise, assist, guide, direct and counsel COMPANY with regard to its organization, start-up, marketing, operation and merchandising,

         NOW, THEREFORE, IT IS ACKNOWLEDGED AND AGREED AS FOLLOWS:


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1. COMPANY hereby retains the services of CONSULTANT as an independent contractor, and CONSULTANT hereby agrees to act:

          (a) as a consultant to COMPANY;

          (b) in the capacity as an independent contractor;

2. The term of this Agreement shall be from March 1st, 1997, to May 1st, 1997.

3. CONSULTANT agrees as an independent contract to provide to COMPANY the services of several employees of CONSULTANT as an independent contractor as set out in Schedule "A" attached hereto and COMPANY agrees to pay to CONSULTANT the amounts set out in Schedule "A" for the time periods set out in Schedule "A" and CONSULTANT acknowledges that the persons listed in Schedule "A" will be the employees of CONSULTANT until such time as the Consulting Agreement is completed at which time the employees will become employees of the COMPANY at the COMPANY'S discretion. CONSULTANT further agrees to deduct, pay and remit from the employees of the CONSULTANT as listed in Schedule "A" all deductions, required by the laws of the Province of Ontario and Canada and to provide proof to the COMPANY that such deductions have been made as and when requested by the COMPANY.

4. CONSULTANT will consult and assist COMPANY with site selection and development, concept design and development, business and facility organization, marketing, merchandising and business operations. CONSULTANT will make available to COMPANY the benefit of its knowledge, experience and ability from and after execution hereof until termination even without a specific request by COMPANY. CONSULTANT will also respond to any specific request by COMPANY for assistance, guidance or advice within the purview of its ability.

5. As an independent contractor, CONSULTANT will be solely empowered to determine the dates, times location and methods of its service to COMPANY. COMPANY AND CONSULTANT may mutually agree at any time or times upon scheduling, method and location


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of service, and wherever and whenever possible, information to be supplied by
CONSULTANT to COMPANY may be so supplied by fax, mail or delivery in an effort to minimize the cost to COMPANY.

6. To the extent that the knowledge, experience and ability of CONSULTANT relates to intellectual properties and the display or merchandising of and/or interaction with said properties by customers of COMPANY, all of such information, knowledge, experience and ability shall be deemed to be confidential and/or proprietary in nature, and all of such information, knowledge, experience and ability provided to COMPANY by CONSULTANT shall be guarded by COMPANY as confidential or proprietary, and no disclosure shall be made by COMPANY, its agents, servants, employees, vendors or contractors to any third party without advance notice to and consent from CONSULTANT.

7. COMPANY shall indemnify and hold CONSULTANT harmless from any claims, costs, fees or losses arising out of the organization, start-up, except as to any claims for action or inaction for which CONSULTANT shall be found to have been grossly negligent or improper itself. COMPANY shall promptly reimburse CONSULTANT for any expenses, fees, costs or losses sustained as a result of or in connection with the defence of any such claim unless CONSULTANT shall have been found to be liable therefore.

8. During the course of performance by CONSULTANT under this Agreement, CONSULTANT may provide to COMPANY various materials, information or data which CONSULTANT deems, in its sole discretion, to be confidential and/or proprietary, and in those instances, CONSULTANT will notify COMPANY upon delivery or in advance thereof of such a confidential or proprietary nature. Upon receipt, COMPANY shall acknowledge receipt of such classified materials, information or data and shall further acknowledge the classification thereof, as well. Upon termination of this Agreement, COMPANY will surrender and return to CONSULTANT all of such information, materials and data that had been delivered hereunder by CONSULTANT to COMPANY unless, by separate agreement hereafter, CONSULTANT agrees

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to permit COMPANY to retain same.

9. In the event that COMPANY fails to make payment to CONSULTANT of any invoice from CONSULTANT to COMPANY when required hereunder, it shall be deemed Default. Payment after the due date shall obligate COMPANY to pay additional sums in the form of interest which shall accrue from the original due date under such invoice until said invoice shall have been paid in full at the rate of 2.0% per month or 0.07% per day plus a late charge penalty equal to $100.00. Furthermore, if such default if not cured within ten (10) days, said default shall automatically terminate this Agreement without further notice by CONSULTANT to COMPANY.

10. This Agreement may not be assigned or transferred in any way by COMPANY without advance notice to and consent from CONSULTANT. Furthermore, COMPANY may not effect any change in its ownership, beneficial ownership or control without advance notice to and consent from CONSULTANT during the life of this Agreement.

11. In the event of any dispute between the parties hereto arising out of the interpretation, performance or observance of their obligations under this Agreement, the dispute shall be submitted to arbitration by the giving of notice by either party to the other. In the event of arbitration, the arbitrator shall be the Judge of the Supreme Court of Ontario or of any county or district court in the Province of Ontario as the parties may agree to within thirty days of the submission by either party to proceed to arbitration. In default of agreement within that time, the arbitrator shall be the Judge of the Supreme Court of Ontario or of any county or district court in the Province of Ontario selected by a Judge of the Supreme Court of Ontario on application by either party on five days' notice to the other. The arbitrator shall have all the powers given by the Arbitrators Act of Ontario to arbitrators and may at any time and from time to time proceed in the manner he thinks fit on such notice as he deems reasonable and in the absence of either party. Each party shall pay its own costs and shall share equally the cost of the arbitrator. The award and the determination of the arbitrator shall be final and binding on each party and each


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 party agrees not to appeal from any award or determination.

12. This Agreement constitutes the entire agreement between the parties, and there are no oral or other representations not contained herein.

13. The parties hereby agree that this Agreement, performance thereunder or enforcement thereof shall be governed by and construed in accordance with the laws of the Province of Ontario, Canada, and the parties hereto agree to submit to the jurisdiction of the courts of said Province.

         IN WITNESS WHEREOF, we have hereunto set our hands and seals on the day and year first above written.

Witness:                             )       EYE WONDER STUDIOS INC.
                                     )
                                     )
                                     )       per: Robert Winterford
                                     )
                                     )
                                     )
                                     )
                                     )        CYBERPORT NIAGARA INC.
                                     )
                                     )
                                     )        per: Michael Hurd, President
                                     )
















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                              S C H E D U L E " A "


         Consultants will be paid at the following specific rates:

1.       For David Turner $5,000.00 per month beginning March 10th, 1997;

2.       For Robert Winterford $5,000.00 per month beginning March 10th, 1997;

3.       For David Van Velzen $3,000.00 per month beginning March 1st, 1997;

4.       For Ryan Weir $3,000.00 per month beginning March 1st, 1997;

         In addition, consultant will submit monthly budget for expense items and will be reimbursed for all approved expenses.